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                                                                    EXHIBIT 2.4



                                December 9, 1994



Mr. John K. Moore
Mr. W. H. Hicks
Beach One Financial Services, Inc.
775 Beachland Boulevard
Vero Beach, Florida  32963

          RE: AGREEMENT AND PLAN OF REORGANIZATION BETWEEN BEACH ONE FINANCIAL SERVICES, INC. AND NORTHERN TRUST CORPORATION
               -----------------------------------------------------------

Gentlemen:

          This letter will confirm the agreement between Northern Trust Corporation ("NTC") and Beach One Financial Serves, Inc. (the "Company") to further amend the Agreement and Plan of Reorganization between NTC and the Company, dated as of December 20, 1993, as amended February 9, 1994 and August 24, 1994 (the "Agreement").

          In consideration of the continuing covenants and obligations of the parties pursuant to the Agreement as herein amended, the parties hereto covenant and agree as follows:

          1. Section 1.4 of the Agreement is amended by changing the date of December 31, 1994 in the last sentence thereof to March 31, 1995.

          2. Section 4.3 of the Agreement is amended by changing the date of December 31, 1994 in the first sentence thereof to March 31, 1995.

          3. Section 7.4 of the Agreement is amended by changing the date of December 31, 1994 in clause (b)(i) thereof to March 31, 1995.

          In accordance with the requirements of the Agreement, the amendments set forth above are subject to ratification by the respective Boards of Directors of NTC and the Company and shall be submitted to each such Board at its next meeting for ratification.

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Mr. John K. Moore
Mr. W. H. Hicks
December 9, 1994

          Please confirm your agreement to the foregoing by signing and returning one copy of this letter.

                                  Very truly yours,

                                  NORTHERN TRUST CORPORATION



                                  By: /s/ David W. Fox
                                      -----------------------------------------
                                          David W. Fox
                                          Chairman of the Board,
                                          President and Chief Executive Officer


AGREED:

BEACH ONE FINANCIAL SERVICES, INC.



By:  /s/  John K. Moore
     -----------------------------
          John K. Moore
          Chairman of the Board



By:  /s/  W. H. Hicks
     -----------------------------
          W.H. Hicks
          President